UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2017

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: This Form 8-K/A is being filed as amendment to the Current Report on Form 8-K filed on October 25, 2017 to correct certain biographical information regarding the newly appointed Chief Financial Officer and to include a Corrective Press Release dated October 26, 2017 correcting the same information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) Resignation of D. Jennifer Rhee

On October 19, 2017, D. Jennifer Rhee resigned as the Chief Financial Officer of Loop Industries, Inc. ("the Company"), effective immediately. In connection with her resignation, the Company and Ms. Rhee entered into a Separation Agreement dated October 25, 2017 pursuant to which the Company shall pay Ms. Rhee a final separation payment of CAD$115,000 for consideration of Ms. Rhee executing a full release against the Company and its affiliates and forfeiting her vested and unvested options to purchase Common Stock of the Company.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by the text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto.

5.02(c) Appointment of Frank Zitella

On October 25, 2017, the Company announced that Frank Zitella will join the Company as Chief Financial Officer on or about November 16, 2017.

Mr. Zitella, age 52, has close to 30 years of finance, accounting, strategic and corporate tax planning experience, most recently servicing as the Vice President and Chief Financial Officer of DST Health Solutions, Inc., a subsidiary of DST Systems, Inc. Mr. Zitella received his Graduate Diploma in Public Accountancy from McGill University in 1991 and his Bachelor of Commerce from Concordia University in 1989. He is a past member of the Ontario and Canadian Order of Chartered Accountants.

There is no arrangement or understanding between Mr. Zitella and any other persons pursuant to which Mr. Zitella was selected as an officer. There are no family relationships between Mr. Zitella and any director, executive officer or person nominated or chose by the Company to become a director or executive office of the company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Zitella had direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Pursuant to an Employment Agreement dated October 20, 2017 (the “Employment Agreement”) and the Company’s 2017 Equity Incentive Plan, Mr. Zitella will receive the following cash and equity cash compensation: (i) an annual salary of $280,000, payable via the Company’s standard payroll practices, (ii) a one-time grant of option to purchase 200,000 shares of Common Stock of the Company, which shall vest in one-third increments on each anniversary of the grant date, (iii) a one-time grant of option to purchase 40,000 shares of Common Stock of the Company upon the commercialization of the Company’s first manufacturing facility, and (iv) a one-time grant of option to purchase 40,000 shares of Common Stock of the Company upon the commercialization of the Company’s second manufacturing facility. In the event of a change of control, all of Mr. Zitella’s unvested options shall immediately vest. The Employment Agreement also entitles Mr. Zitella to participate in the Company’s employee benefit programs and provides for customary benefits.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by the text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2017.

2

Item 7.01. Regulation FD Disclosure.

On October 26, 2017, the Company issued a corrective press release to correct certain biographical information of Mr. Zitella, the Company’s newly appointed Chief Financial Officer. A copy of this corrective press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Separation Agreement
99.1	Corrective Press Release, dated October 26, 2017

_________

* Incorporated by reference to Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 25, 2017

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: October 26, 2017	By:	/s/ Daniel Solomita
Daniel Solomita
Chief Executive Officer and President

4